UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006 (December 7, 2006)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, the Board of Directors of AXIS Capital Holdings Limited (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee and pursuant to its Bye-laws, appointed Sir Andrew Large as a new director to fill a vacancy on the Board of Directors caused by resignations previously reported by the Company.  Sir Large will serve as a Class I director, effective December 7, 2006 and will serve on the Board until the Annual General Meeting in 2009.  Sir Large will serve on the Audit Committee.  Sir Large will receive compensation pursuant to the fee arrangements provided to the Company’s other non-employee directors and will be eligible to participate in the AXIS Capital Holdings Limited 2003 Directors Long-Term Equity Compensation Plan, the 2003 Directors Deferred Compensation Plan and the 2006 Directors Annual Compensation Plan, all of which are described under the heading “Director Compensation” in the Company’s Annual Proxy for its 2006 Annual General Meeting of Shareholders, filed with the Securities and Exchange Commission on March 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2006

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel